SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2000

Dime Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13094	11-3197414

(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

589 Fifth Avenue New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 326-6170

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

             On December 20, 2000, Dime Bancorp, Inc. issued the following press release regarding its litigation tracking warrants:

Contact: Dime William S. Burns (212) 326-6170

December 20, 2000
00/38

FOR IMMEDIATE RELEASE

DIME ANNOUNCES TIMETABLE FOR TRADING
OF LITIGATION TRACKING WARRANTS

New York, NY — December 20, 2000 — Dime Bancorp, Inc. (NYSE: DME) today announced that its Litigation Tracking Warrants™ (LTW™s) will begin trading on the Nasdaq National Market on December 26, 2000 on a “when-issued” basis under the trading symbol DIMZV through December 29, 2000. Commencing January 2, 2001, the LTWs will be traded “regular-way” under the trading symbol DIMEZ.

Dime’s common stock will continue to trade on the New York Stock Exchange with “due bills” (i.e., including the value of the LTWs and reflecting a seller’s obligation to deliver LTWs to a buyer) through December 29, 2000. Commencing January 2, 2001, Dime’s common stock will trade on the New York Stock Exchange without the value of the LTWs.

At September 30, 2000, Dime had assets of $25.2 billion and deposits of $13.9 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIME BANCORP, INC.
By:	/s/ James E. Kelly

	Name: Title:	James E. Kelly General Counsel

Date: December 21, 2000